EX-99.(h)(5)

GOLDMAN SACHS TRUST

TRANSFER AGENCY AGREEMENT FEE SCHEDULE

Amended and Restated as of April 22, 2026

Pursuant to paragraph 6.01 of the Transfer Agency Agreement (the “Agreement”) between Goldman Sachs & Co. LLC (“Goldman Sachs”) and Goldman Sachs Trust (the “Trust”), for the services provided and expenses assumed by Goldman Sachs, the Trust shall pay to Goldman Sachs as full compensation therefor a fee payable monthly at the following respective annual rates as a percentage of the average daily net asset value of each share class (as applicable) of each series of the Trust (each, a “Fund”):

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Financial Square Federal Instruments Fund	0.01% for each share class
Goldman Sachs Financial Square Government Fund
Goldman Sachs Financial Square Treasury Instruments Fund
Goldman Sachs Financial Square Treasury Obligations Fund
Goldman Sachs Financial Square Treasury Solutions Fund
Goldman Sachs Investor Money Market Fund
Goldman Sachs Investor Tax-Exempt Money Market Fund
Goldman Sachs Investor Tax-Exempt California Money Market Fund
Goldman Sachs Investor Tax-Exempt New York Money Market Fund Stablecoin Reserves Fund Goldman Sachs Central Government Fund Goldman Sachs Government Fund Series II

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Absolute Return Tracker Fund	0.15% for Class A, Class C, Class R and Investor Shares; 0.03% for Class R6 and Class P Shares; and 0.04% for Institutional and Service Shares
Goldman Sachs Balanced Strategy Portfolio
Goldman Sachs China Equity Fund Goldman Sachs Clean Energy Income Fund
Goldman Sachs Dynamic Global Equity Fund
Goldman Sachs Emerging Markets Equity Fund
Goldman Sachs Emerging Markets Equity Insights Fund Goldman Sachs Emerging Markets Equity ex. China Fund Goldman Sachs Energy Infrastructure Fund
Goldman Sachs Enhanced Dividend Global Equity Portfolio
Goldman Sachs Equity Income Fund
Goldman Sachs ESG Emerging Markets Equity Fund
Goldman Sachs Global Infrastructure Fund
Goldman Sachs Growth and Income Strategy Portfolio
Goldman Sachs Growth Strategy Portfolio
Goldman Sachs International Equity Dividend and Premium Fund
Goldman Sachs International Equity ESG Fund
Goldman Sachs International Equity Income Fund
Goldman Sachs International Equity Insights Fund
Goldman Sachs International Small Cap Insights Fund
Goldman Sachs International Tax-Managed Equity Fund
Goldman Sachs Large Cap Equity Fund Goldman Sachs Large Cap Growth Insights Fund
Goldman Sachs Large Cap Value Fund

Goldman Sachs Large Cap Value Insights Fund
Goldman Sachs Managed Futures Strategy Fund
Goldman Sachs Mid Cap Growth Fund Goldman Sachs Mid Cap Value Fund
Goldman Sachs MLP Energy Infrastructure Fund
Goldman Sachs Real Estate Securities Fund
Goldman Sachs Rising Dividend Growth Fund
Goldman Sachs Small Cap Equity Insights Fund
Goldman Sachs Small Cap Growth Fund
Goldman Sachs Small Cap Growth Insights Fund
Goldman Sachs Small Cap Value Fund
Goldman Sachs Small Cap Value Insights Fund
Goldman Sachs Small/Mid Cap Equity Fund
Goldman Sachs Small/Mid Cap Growth Fund
Goldman Sachs Tactical Tilt Overlay Fund
Goldman Sachs Tax-Advantaged Global Equity Portfolio
Goldman Sachs U.S. Equity Dividend and Premium Fund
Goldman Sachs U.S. Equity Insights Fund
Goldman Sachs U.S. Tax-Managed Equity Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Bond Fund	0.12% for Class A, Class C, Class R and Investor Shares; 0.03% for Class R6, Separate Account Institutional and Class P Shares; 0.04% for Institutional, Administration, Service and Preferred Shares
Goldman Sachs Commodity Strategy Fund
Goldman Sachs Core Fixed Income Fund Goldman Sachs Dynamic Bond Fund
Goldman Sachs Dynamic Municipal Income Fund
Goldman Sachs Emerging Markets Credit Fund
Goldman Sachs Emerging Markets Debt Fund
Goldman Sachs Enhanced Income Fund
Goldman Sachs Global Core Fixed Income Fund
Goldman Sachs Government Income Fund
Goldman Sachs High Yield Floating Rate Fund
Goldman Sachs High Yield Fund
Goldman Sachs High Yield Municipal Fund Goldman Sachs Income Fund
Goldman Sachs Income Builder Fund
Goldman Sachs Inflation Protected Securities Fund
Goldman Sachs Investment Grade Credit Fund
Goldman Sachs Short Duration High Yield Fund
Goldman Sachs Short Duration Bond Fund
Goldman Sachs Short Duration Government Fund
Goldman Sachs Short Duration Tax-Free Fund
Goldman Sachs Short-Term Conservative Income Fund
Goldman Sachs Strategic Factor Allocation Fund Goldman Sachs Strategic Volatility Premium Fund
Goldman Sachs U.S. Mortgages Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Global Managed Beta Fund	0.02% for Institutional Shares; and 0.15% for Investor Shares

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Municipal Income Completion Fund	0.02% for Separate Account Institutional Shares

Except as stated in the next paragraph below, all expenses that exceed such annual fee rate payable by a Fund and a class of shares as described above shall be borne by Goldman Sachs, including the expenses referred to in paragraph 6.02 thereof.

The following expenses borne by the Funds shall not reduce the fee payable to Goldman Sachs stated above, and shall not be subject to the limitation on expenses borne by the Funds stated in the second paragraph above: (a) all reimbursements made by the Trust to Indemnified Parties, in accordance with paragraph 7.01 of the Agreement, and any other extraordinary expenses incurred by the Trust under the Agreement; and (b) all charges and costs borne by the Trust associated with bank accounts maintained to support the settlement of shareholder activity, in accordance with paragraph 6.03 of the Agreement.

Except as amended hereby, the Agreement is reconfirmed, and its provisions shall remain in full force and effect.

Goldman Sachs & Co. LLC		Goldman Sachs Trust

By:	/s/ Kenneth Cawley	By:	/s/ James A. McNamara
	Name: Kenneth Cawley		Name: James A. McNamara
	Title: Managing Director		Title: President of the Trust